SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 23, 2001

MRV COMMUNICATIONS, INC.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	06-1340090 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

20415 NORDHOFF STREET
CHATSWORTH, CA (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	91311 (ZIP CODE)

ISSUER’S TELEPHONE NUMBER: (818) 773-0900

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Item 5. Other Events

Luminent Press Release

     On July 23, 2001, Luminent, Inc. issued a press release announcing its financial results for the three and six months ended June 30, 2001. A copy of that press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Registrant’s Financial Results

     On July 30, 2001, registrant announced its financial results for the three and six months ended June 30, 2001.

Registrant’s Reported Consolidated Results

Revenues for the quarter were $89.5 million, an increase of 21% over revenues of $73.9 million for the second quarter of fiscal year 2000. On a pro forma basis, net income for the current quarter was $1.3 million, or $0.02 per basic and diluted share, compared with pro forma net income of $1.4 million, or $0.02 per basic and diluted share in the previous quarter, and pro forma net income of $1.2 million, or $0.02 per basic and diluted share for the second quarter of 2000. Pro forma results exclude certain charges such as non-cash amortization of intangibles from acquisitions, non-cash deferred stock compensation expenses, cost incurred in connection with the Optical Access IPO, and expenses associated with development stage enterprises, as well as one time charges recorded by Luminent. On an as reported basis, MRV reported a net loss of $94.1 million, or $1.24 per basic and diluted share for the current quarter, compared with a net loss of $54.3 million, or $0.73 per basic and diluted share for the previous quarter and a net loss of $27.8 million, or $0.44 per basic and diluted share for the second quarter of 2000.

Registrant’s financial results as reported were as follows:

MRV COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	June 30,	December 31,
	2001	2000

	(unaudited)	(audited)
ASSETS

CURRENT ASSETS:

Cash & cash equivalents	$174,887	$210,080

Short-term investments, $52,907 and $56,181 restricted in 2001 and 2000 respectively	55,704	73,947

Accounts receivable	59,731	61,863

Inventories	72,123	77,005

Deferred income taxes	34,307	31,227

Other current assets	26,812	22,750

Total current assets	423,564	476,872

PROPERTY AND EQUIPMENT — At cost, net of depreciation and amortization	75,291	72,269

OTHER ASSETS:

Goodwill & Intangibles	475,496	504,027

Deferred income taxes	7,797	6,209

Investments	28,164	31,734

Other non-current assets	12,835	5,660

	$1,023,147	$1,096,771

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES

Current maturities of financing lease obligations and long-term debt	$2,642	$2,937

Accounts payable	68,644	56,088

Accrued liabilities	31,867	34,044

Short-term debt	12,976	9,104

Deferred revenue	1,663	1,470

Income taxes payable	—	6,477

Total current liabilities	117,792	110,120

LONG-TERM LIABILITIES

Convertible debentures	89,646	89,646

Capital lease obligations, net of current portion	566	621

Long-term debt	60,399	60,257

Other long-term liabilities	4,571	3,980

Total long-term liabilities	155,182	154,504

MINORITY INTEREST	39,868	50,592

STOCKHOLDERS’ EQUITY:	710,305	781,555

	$1,023,147	$1,096,771

MRV COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share data)

	Six Months Ended		Three Months Ended

	June 30,	June 30,	June 30,	June 30,
	2001	2000	2001	2000

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

REVENUES, net	$189,634	$139,007	$89,530	$73,935

COSTS AND EXPENSES:

Cost of goods sold	155,156	88,529	88,765	45,793

Research and development expenses	50,787	26,649	25,782	14,758

Selling, general and administrative expenses	82,123	41,481	43,711	26,467

Amortization of goodwill and intangibles from acquisitions	57,167	13,069	29,028	12,055

Operating loss	(155,599)	(30,721)	(97,756)	(25,138)

Other expense, net	(2,893)	(1,678)	(2,373)	(1,190)

Provision (credit) for income taxes	(3,622)	883	(939)	1,377

Minority interest	(6,439)	332	(5,051)	45

NET LOSS	$(148,431)	$(33,614)	$(94,139)	$(27,750)

NET LOSS PER SHARE

- BASIC	$(1.97)	$(0.56)	$(1.24)	$(0.44)

NET LOSS PER SHARE

- DILUTED	$(1.97)	$(0.56)	$(1.24)	$(0.44)

SHARES USED IN PER

- SHARE CALCULATION

- BASIC	75,245	59,839	76,111	62,754

SHARES USED IN PER

- SHARE CALCULATION

- DILUTED	75,245	59,839	76,111	62,754

MRV COMMUNICATIONS, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share data)

The following unaudited pro forma Condensed Consolidated Statements of Operations for the three and six months ended June 30, 2001 and 2000 present results of operations excluding certain charges such as non-cash amortization of intangibles from acquisitions, non-cash deferred stock compensation expenses, cost incurred in connection with the Optical Access IPO and expenses associated with development stage enterprises.

	Six Months Ended		Three Months Ended

	June 30,	June 30,	June 30,	June 30,
	2001	2000	2001	2000

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

REVENUES, net	$189,634	$139,007	$89,530	$73,935

COSTS AND EXPENSES:

Cost of goods sold	121,804	88,529	57,696	45,793

Research and development expenses	17,137	13,367	7,891	7,307

Selling, general and administrative expenses	45,051	34,153	21,524	19,139

Operating income	5,642	2,958	2,419	1,696

Other income (expense), net	167	(241)	(564)	(239)

Provision for income taxes	2,124	883	351	214

Minority interests	1,031	332	211	45

NET INCOME	$2,654	$1,502	$1,293	$1,198

NET INCOME PER SHARE - BASIC	$0.04	$0.03	$0.02	$0.02

NET INCOME PER SHARE - DILUTED	$0.03	$0.02	$0.02	$0.02

SHARES USED IN PER - SHARE CALCULATION - BASIC	75,245	59,839	76,111	62,754

SHARES USED IN PER - SHARE CALCULATION - DILUTED	80,847	66,767	81,229	68,925

Item 7. Financial Statements and Exhibits

     (c)  Exhibits

     99.1 Press Release dated July 23, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

     Date:  July 31, 2001

MRV COMMUNICATIONS, INC.

By: /s/ Edmund Glazer

Edmund Glazer
Executive Vice President Finance and Administration and Chief Financial Officer